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                                                                     Exhibit 5.1


                                December 13, 1996


     MagneTek, Inc.
     26 Century Boulevard
     Nashville, Tennessee  37229


     Ladies and Gentlemen:

     I have acted as counsel for MagneTek, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about December 13, 1996 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering (i) $2,500,000 of obligations which represent unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of MagneTek, Inc. Deferral Investment Plan for a select group of eligible employees (the "Plan") and (ii) an indeterminate number of shares of Common Stock of the Company as may be issuable upon payment of the Obligations. In such capacity, I have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

     Based upon the foregoing, I advise you that, in my opinion, when issued is accordance with the provisions of the Plan, (i) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement applicability relating to or affecting enforcement of creditors' rights or by general equity principles and (ii) the shares of Common Stock issuable under the Plan, when delivered and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.


     I am an employee of the Company.


                                             Very truly yours,


                                             /s/ Samuel A. Miley


                                             Samuel A. Miley
                                             Vice President, General
                                             Counsel and Secretary